EXHIBIT 21
SUBSIDIARIES OF CAMPBELL

Name of Subsidiary and Name
Under Which It Does Business	Jurisdiction of Incorporation
AB Australasia Pty Ltd	Australia
Arnott’s Biscuit Company Singapore Pte. Limited	Singapore
Arnotts Biscuits Holdings Pty Limited	Australia
Arnott’s Biscuits Limited	Australia
Arnotts Ltd	Australia
Arnott’s New Zealand Limited	New Zealand
Arnott’s Philippines Inc	Philippines
Arnott’s Sales Pty Limited	Australia
Aulsebrooks Limited	New Zealand
CAH Corporation	Delaware
Campbell Australasia Pty Ltd	Australia
Campbell Canada Holdings Ltd.	Canada
Campbell Canada Limited Partnership	Canada
Campbell Cheong Chan Malaysia Sdn Bhd	Malaysia
Campbell Company of Canada	Canada
Campbell Coordination Center n.v./s.a.	Belgium
Campbell EU Investment Company	Delaware
Campbell Finance Corp.	Delaware
Campbell Finance 2 Corp.	Delaware
Campbell Foods Belgium n.v./s.a.	Belgium
Campbell Foodservice Company	Pennsylvania
Campbell France Holding S.A.S.	France
Campbell France Sauces S.A.S.	France
Campbell International Holdings Inc.	Delaware
Campbell Investment (Australia) Pty Limited	Australia

Name of Subsidiary and Name
Under Which It Does Business	Jurisdiction of Incorporation
Campbell Investment Company	Delaware
Campbell Investment Company of Canada	Canada
Campbell Japan Incorporated	Japan
Campbell MFG 1 Company	Delaware
Campbell Netherlands Holding B.V.	Netherlands
Campbell Sales Company	New Jersey
Campbell Soup Asia Limited	Hong Kong
Campbell Soup Sweden AB	Sweden
Campbell Soup Supply Company L.L.C.	Delaware
Campbell Soup Trading (Shanghai) Co. Ltd.	China
Campbell Soup UK Limited	United Kingdom
Campbell Southeast Asia Sdn Bhd	Malaysia
Campbell Urban Renewal Corporation	New Jersey
Campbell’s de Mexico S.A. de C. V.	Mexico
Campbell’s Germany GmbH	Germany
Campbell’s Netherlands B.V.	Netherlands
Campbell’s O.O.O.	Russia
Campbell’s U.K. Limited	United Kingdom
CANEB LLC	Delaware
CanFin Holdings Inc.	Delaware
CIRT Urban Renewal Corp.	New Jersey
Continental Foods S.A.	France
CSC Advertising, Inc.	New Jersey
CSC Brands LP	Delaware
CSC Standards, Inc.	New Jersey
CSC U.K. Limited	United Kingdom
EDS Investments, LLC	New Jersey
Eugen Lacroix Grundstuecksverwaltungsgesellschaft mbH	Germany

Name of Subsidiary and Name
Under Which It Does Business	Jurisdiction of Incorporation
Eugen Lacroix GmbH	Germany
Immobiliaria Campbell’s de Mexico, S.A. de C.V.	Mexico
Joseph Campbell Company	New Jersey
Pepperidge Farm, Incorporated	Connecticut
Players Biscuits Pty Ltd	Australia
Players Group Limited	Australia
PT Arnott’s Indonesia	Indonesia
Royco Voedingsmiddelenfabrieken B.V.	Netherlands
Sinalopasta S.A. de C.V.	Mexico
Stockpot Inc.	Washington
The foregoing does not constitute a complete list of all subsidiaries of the registrant. The subsidiaries that have been omitted do not, if considered in the aggregate as a single subsidiary, constitute a “Significant Subsidiary” as defined by the SEC.